UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): 07/26/2006

AMERICAN SUPERCONDUCTOR CORP.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-19672

Delaware	04-2959321
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Two Technology Drive, Westborough, MA 01581

(Address of Principal Executive Offices, Including Zip Code)

508-836-4200

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Executive Incentive Plan for Fiscal 2007

On July 26, 2006, the Compensation Committee (the “Committee”) of the Board of Directors, as well as the Board of Directors, of American Superconductor Corporation (the “Company”) approved an executive incentive plan for the Company’s fiscal year ending March 31, 2007. Participants in the plan include the Company’s Chief Executive Officer and all other executive officers. The Committee is responsible for determining the payout under the plan to each executive officer except the Chief Executive Officer. The Board of Directors of the Company determines the payout under the plan for the Chief Executive Officer, taking into account the recommendation received from the Committee.

Pursuant to the plan, the Committee designated for each executive officer a target cash incentive amount, expressed as a percentage of the officer’s base salary. In establishing these targets, the Committee based its decision for each officer on the level of total compensation including base salary, cash incentive and equity paid by similar companies for comparable positions based on market data compiled by external consulting firms.

The amount of the incentive award actually paid to each executive officer may be less than or greater than the executive’s target cash incentive with the amount capped at 156% of the target incentive. Individual incentive awards will be determined following the end of fiscal 2007 based on the following factors and their corresponding weightings:

•	the Company’s net income for fiscal 2007 as compared to the target established by the Committee – 40%

•	the executive’s achievement of individual, measurable objectives during fiscal 2007, as determined by the Committee for all executives with the exception of the Chief Executive Officer, who is evaluated by the Board of Directors – 40%

•	the executive’s overall contribution during fiscal 2007 towards the achievement of the Company’s financial and non-financial objectives – 20%

The following table sets forth each current executive officer’s target cash incentive for fiscal 2007.

Executive Officer	Title	Target Incentive
Gregory J. Yurek	Chief Executive Officer and President	$247,500
Terry M. Winter	Executive Vice President, Operations	$120,000
Charles W. Stankiewicz	Senior Vice President, AMSC Power Systems	$110,000
Alexis P. Malozemoff	Executive Vice President & Chief Technical Officer	$76,376
Angelo R. Santamaria	VP, General Manager, AMSC Wires Business Unit	$68,800
Thomas M. Rosa	VP, Chief Financial Officer and Treasurer	$40,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2006

American Superconductor Corporation

By: /s/    Thomas M. Rosa

        Thomas M. Rosa

        Vice President, Chief Financial Officer

        and Treasurer